As filed with the Securities and Exchange Commission on December 14, 2017.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3 REGISTRATION STATEMENT NO. 333-198592

UNDER
THE SECURITIES ACT OF 1933

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	23-2812193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Bala Plaza, Suite 522, 231 St. Asaph’s Road, Bala Cynwyd, Pennsylvania 19004
(610) 668-4700
(Address, including zip code and telephone number, of Principal Executive Offices)

Michael Thompson
Executive Vice President and Chief Financial Officer
Royal Bancshares of Pennsylvania, Inc.
One Bala Plaza, Suite 522
231 St. Asaph’s Road
Bala Cynwyd, Pennsylvania 19004
(610) 668-4700
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement of Royal Bancshares of Pennsylvania, Inc. (the “Company”) on Form S-3 (File No. 333-198592) filed with the Securities and Exchange Commission (the “SEC”) on September 5, 2014, registering 2,415,949 shares of Company Class A common stock, $2.00 par value per share (the “Registration Statement”).

The Company will merge with and into Bryn Mawr Bank Corporation on December 15, 2017.  In accordance with the undertakings of the Company contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered for issuance that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment to the Registration Statement to remove and withdraw from registration all, if any, securities of the Company registered but unsold under the Registration Statement as of the date hereof.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania on this 14th day of December, 2017.

By:	/s/ Michael Thompson
Michael Thompson

Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Pursuant to Rule 478 of the Securities Act of 1933, as amended, the registrant, acting by and through its duly authorized officer, has the power to sign this Post-Effective Amendment No. 1 to the Registration Statement.

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